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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )


Filed by the Registrant [_]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[_]  Soliciting material Pursuant to Rule 14a-11(c) or Rule 14a-12


                     BALLY TOTAL FITNESS HOLDING CORPORATION
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                (Name of Registrant as Specified In Its Charter)


     PARDUS EUROPEAN SPECIAL OPPORTUNITIES MASTER FUND L.P., PARDUS CAPITAL MANAGEMENT L.P., PARDUS CAPITAL MANAGEMENT LLC, KARIM SAMII, JOSEPH R.
        THORNTON, CHARLES J. BURDICK, BARRY R. ELSON AND DON R. KORNSTEIN
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
 1)  Title of each class of securities to which transaction applies:____________
 2)  Aggregate number of securities to which transaction applies:_______________
 3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_______________________________
 4)  Proposed maximum aggregate value of transaction:___________________________
 5)  Total fee paid:____________________________________________________________
     [_]  Fee paid previously with preliminary materials.
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
 1)  Amount Previously Paid:____________________________________________________
 2)  Form, Schedule or Registration Statement No.:______________________________
 3)  Filing Party:
 4)  Date Filed:_______________________________________________

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         On December 29, 2005, Pardus European Special Opportunities Master Fund
L.P., a limited partnership formed under the laws of the Cayman Islands (the "Fund"), Pardus Capital Management L.P., a Delaware limited partnership ("PCM"), Pardus Capital Management LLC, a Delaware limited liability company ("PCM LLC") and Mr. Karim Samii, the sole member of PCM LLC, filed Amendment Number 12 (the "Amendment") to the Schedule 13D (as amended, the "Schedule 13D") originally filed by PCM with the Securities and Exchange Commission on September 6, 2005. The Amendment amends the previously filed Item 4 disclosure in the Schedule 13D by adding the following:

         "On or about December 29, 2005, the Fund sent a letter to the board of directors of the Company responding to the Company's recent public allegations that the Fund, Liberation Investments L.P. and Liberation Investments, Ltd. are acting in concert and that such concerted actions may have triggered rights under the Company's Stockholder Rights Plan. A copy of the December 29, 2005 letter to the board has been attached hereto as Exhibit 11.

         Except as otherwise described in this Item 4 of this Schedule 13D, as amended, the acquisition of the Shares by the Fund is for investment purposes on behalf of the Fund."

         On or about December 29, 2005, the Fund delivered a letter to the board of directors of Bally Total Fitness Holding Corporation (the "Company") responding to the Company's recent public allegations that the Fund, Liberation Investments L.P. and Liberation Investments, Ltd. are acting in concert and that such concerted actions may have triggered rights under the Company's Stockholder Rights Plan. A copy of the December 29, 2005 letter delivered to the board of directors of the Company is attached hereto as Exhibit 1.

         The Fund is the beneficial owner of 5,475,000 shares of the common stock, par value $0.01 per share (the "Shares"), of the Company, including 1000 shares of common stock owned of record in the name of the Fund and 1000 shares of common stock owned of record in the name Pardus Capital A/C Pardus European Special Opportunities Master Fund L.P. PCM serves as the investment manager of the Fund and possesses sole power to vote and direct the disposition of all Shares held by the Fund. PCM LLC, as the general partner of PCM, and Mr. Karim Samii, as the sole member of PCM LLC, may be deemed to be the beneficial owners of all the Shares held by the Fund; however, PCM LLC and Mr. Karim Samii disclaim beneficial ownership of all the Shares held by the Fund. Mr. Joseph R. Thornton, a portfolio manager of PCM, may also earn fees and incentive allocations on account of the Fund's investment in the Shares. Charles J. Burdick, Barry R. Elson and Don R. Kornstein do not beneficially own any securities of the Company and, except for Mr. Kornstein and his wife's joint 0.39% ownership interest in Liberation Investments, L.P., the direct beneficial owner of 2,662,963 Shares, do not have any personal ownership interest, direct or indirect, in any securities of the Company. Mr. Burdick currently serves on the PCM Advisory Board which advises PCM and its affiliates from time to time with respect to investment strategies, assessing business viability, sourcing transactions and valuing potential investments. The PCM Advisory Board members do not have any oversight responsibility or discretion over the investments made by or on behalf of PCM and its affiliates and the PCM Advisory Board members do not (except to the extent publicly disclosed by the Fund) have any knowledge of the investments held by PCM and its affiliates from time to time. Mr. Burdick does not receive and is not entitled to any compensation or remuneration for serving on the PCM Advisory Board from the Fund or any of its affiliates. The PCM Advisory Board members have the ability to invest up to an aggregate of $10,000,000 in the Fund and certain of its affiliates. Mr. Burdick does not have any investment interest in the Fund or any of its affiliates.

         The persons filing this Schedule 14A are PCM, the Fund, PCM LLC and Messrs. Samii, Thornton, Burdick, Elson and Kornstein (collectively, the "Reporting Persons"). Based on information provided by the Company, as of December 20, 2005 there were 38,285,905 shares of the Company's

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common stock issued and outstanding. Thus, the Fund and PCM are deemed to beneficially own, and PCM LLC and Mr. Karim Samii may be deemed to beneficially own, 5,475,000 Shares, or 14.3% of the shares of the Company's issued and outstanding common stock.

SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 27, 2005 AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY THE REPORTING PERSONS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF THE COMPANY ON OR ABOUT DECEMBER 29, 2005 AND IS AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN A PROXY SOLICITATION IS CONTAINED IN THIS SCHEDULE 14A AND THE SCHEDULE 13D FILED BY PCM WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 6, 2005, AS AMENDED BY AMENDMENT NO. 1, DATED SEPTEMBER 6, 2005, AMENDMENT NO. 2, DATED SEPTEMBER 6, 2005, AMENDMENT NO. 3, DATED SEPTEMBER 8, 2005, AMENDMENT NO. 4, DATED SEPTEMBER 15, 2005, AMENDMENT NO. 5, DATED SEPTEMBER 23, 2005, AMENDMENT NO. 6, DATED OCTOBER 6, 2005, AMENDMENT NO. 7, DATED OCTOBER 17, 2005, AMENDMENT NO. 8, DATED OCTOBER 24, 2005, AMENDMENT NO. 9, DATED NOVEMBER 17, 2005, AMENDMENT NO. 10, DATED NOVEMBER 23, 2005, AMENDMENT NO. 11, DATED DECEMBER 8, 2005, AND AMENDMENT NO. 12, DATED DECEMBER 29, 2005, FILED BY THE FUND, PCM, PCM LLC AND MR. SAMII (AS AMENDED, THE "SCHEDULE 13D"), WITH RESPECT TO BALLY TOTAL FITNESS HOLDING CORPORATION. THE SCHEDULE 13D IS CURRENTLY AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.
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                                                                       EXHIBIT 1
                                                                       ---------



             PARDUS EUROPEAN SPECIAL OPPORTUNITIES MASTER FUND L.P.
                       C/O PARDUS CAPITAL MANAGEMENT L.P.
                     1001 AVENUE OF THE AMERICAS, SUITE 1100
                               NEW YORK, NY 10018

                                                             December 29, 2005

Bally Total Fitness Holding Corporation
8700 West Bryn Mawr
Chicago, IL 60631
Attn:  Board of Directors

Gentlemen:

                  Three weeks ago, on December 8, we wrote to express our concern and dismay over actions of Bally's management and Board that have caused grave injury to the Company, and to request urgent action to begin to repair the damage. Among other things, we asked you immediately to place Pardus' three nominees on the Board, begin a program of needed governance reform, halt the management's litigation campaign against shareholder democracy - which has now resulted in losses for the Company in both federal and state court - establish a fair and open procedure to manage the sale process (which, contrary to management's recent assertions, Pardus fully supports), and open an independent investigation of management's recent sales of large amounts of stock.

                  Rather than respond on the merits, your open letter of December 12 rejected every one of our requests and failed even to respond to any of our concerns. Continuing this pattern, on December 23, management made the extraordinary announcement that the Company is "considering its options in [sic] seeking a determination" of whether actions of Pardus and Liberation Investments "may have triggered the Company's Stockholder Rights Plan." Any such claim, to put it mildly, would be frivolous. Pardus has taken no action that could conceivably trigger the Rights Plan, and allowing the Rights Plan to go into effect in the current environment would be a serious breach of fiduciary duties owed to stockholders by the Board and an impermissible interference with the shareholder franchise.

                  Moreover, the apparent basis for any such claim is the Company's allegation that the Rights Plan was triggered when Pardus placed on its slate Don Kornstein, who had been suggested for a Board post by Liberation. But, as management and its counsel know full well, the Company has admitted in court papers filed in Delaware that it confirmed to Liberation that suggesting the names of possible directors would NOT trigger the Rights Plan. Because there is no legitimate basis to claim that the Rights Plan has gone into effect, and because it inexplicably fails to disclose the Company's judicial admissions, the December 23 release is false and misleading and appears to violate the securities laws.

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                  Given the lack of any foundation for this threatened claim, the December 23 release appears to us to serve two equally illegitimate purposes. The first is to intimidate Pardus and induce us to stop advocating reform. That is a serious mistake. Far from deterring Pardus, the Company's threats and bullying powerfully confirm the need for the changes we have asked the Board to implement. The Company's tactics will not work.

                  The second apparent purpose is to send a message to stockholders that management will do everything in its power to block reform, and to create confusion and uncertainty in the market - all as part of an effort to further entrench management, and allow management to continue to enrich themselves under the proposed new equity plan, after having sold a substantial amount of their equity holdings at prices well above the current market. We demand that this conduct stop.

                  Time is growing short, and we again call upon the Board to implement the recommendations outlined in our December 8 letter. The current stock price clearly shows that your shareholders and the broader market strongly disapprove of management's actions since the earnings release. Both the stock price and what we have heard from other shareholders indicate that Mr. Toback's recent round of investor visits was a complete failure. In this context, there is a real risk that Mr. Toback will lose his job at the upcoming annual meeting.

                  It is clear, we believe, that management is hopelessly conflicted, and that the Board must act independently to meet the imminent challenges the Company faces, including planning for a potential successor to Mr. Toback. Management's recent actions, including the December 23 release, which were apparently sanctioned by Company counsel, also make it imperative that the independent Board members immediately retain their own legal advisor to make sure that the Board can discharge its fiduciary responsibilities free from any conflict.

                  Finally, we must note our strong objection to management's personal attacks on Don Kornstein, an extremely capable and knowledgeable candidate who would be a great credit to the Board. Bally is lucky that he is willing to serve. Contrary to the impression created by the December 23 release, we are informed by Mr. Kornstein that


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several current members of the Board interviewed him in November and commented that he would be a valuable addition to the Board due to his unique skills and experience. It is fundamentally unfair for management now to disparage Mr. Kornstein for self-interested purposes.

                  We look forward to your response.

                                        Very truly yours,

                                        PARDUS EUROPEAN SPECIAL
                                        OPPORTUNITIES MASTER FUND L.P.

                                        By:  Pardus Capital Management L.P., its
                                        investment manager

                                        By:  Pardus Capital Management LLC, its
                                        general partner


                                        By:  /s/ Karim Samii
                                             ----------------------------------
                                             Name:  Karim Samii
                                             Title: Sole Member